Q3 2017

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

Cousins

1

Cousins Properties Incorporated	Q2 2017 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this supplement are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2016 and in the Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2017. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, our business and financial strategy; our ability to obtain future financing; future acquisitions and dispositions of operating assets; future acquisitions of land; future development and redevelopment opportunities; future dispositions of land and other non-core assets; projected operating results; market and industry trends; future distributions; projected capital expenditures; interest rates; the impact of the transactions involving the Company, Parkway Properties Inc. ("Parkway"), and Parkway, Inc. ("New Parkway"); future financial and operating results, plans, objectives, expectations, and intentions; all statements that address operating performance, events, or developments that management expects or anticipates will occur in the future — including statements relating to creating value for stockholders; impact of the transactions with Parkway and New Parkway on tenants, employees, stockholders, and other constituents of the combined companies; and integrating Parkway with us.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and adequate pricing with respect to the disposition of assets; risks and uncertainties related to national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate, particularly in Atlanta, Charlotte, Austin, and Phoenix where we have high concentrations of our annualized lease revenue; changes to our strategy with regard to land and other non-core holdings that may require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space, and the risk of declining leasing rates; the adverse change in the financial condition of one or more of our major tenants; volatility in interest rates and insurance rates; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and to meet regulatory requirements; risks associated with litigation resulting from the transactions with Parkway and from liabilities or contingent liabilities assumed in the transactions with Parkway; risks associated with any errors or omissions in financial or other information of Parkway that has been previously provided to the public; the ability to successfully integrate our operations and employees in connection with the transactions with Parkway and New Parkway; the ability to realize anticipated benefits and synergies of the transactions with Parkway and New Parkway; potential changes to state, local, or federal regulations applicable to our business; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; significant costs related to uninsured losses, condemnation, or environmental issues; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties Incorporated	3	Q3 2017 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS THIRD QUARTER 2017 RESULTS

Highlights

•	Net income available to common stockholders for the third quarter was $0.03 per share.

•	Funds From Operations for the third quarter was $0.15 per share.

•
Same property net operating income on a cash basis increased 2.0% during the third quarter. Legacy Parkway same property net operating income on a cash basis increased 5.9% during the third quarter. Both year-over-year comparisons were reduced by the receipt of significant property tax refunds in 2016.

•	Second generation net rent per square foot on a cash basis increased 7.3% during the third quarter.

•	Leased or renewed 334,905 square feet of office space during the third quarter.

•	Commenced operations at Carolina Square, a $123 million mixed-use project containing 158,000 square feet of office space, 44,000 square feet of retail space and 246 apartments.

•	Funded the $250 million second tranche of a previously closed $350 million private placement of senior unsecured debt. This tranche has an 8-year maturity and a fixed annual interest rate of 3.91%.
ATLANTA (October 25, 2017) - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the quarter ended September 30, 2017.
“Cousins' urban office portfolio continues to generate outstanding cash flow growth driven by healthy business conditions and positive real estate fundamentals across our Sun Belt markets," said Larry Gellerstedt, chairman of the board and chief executive officer of Cousins Properties. "Our strong operating performance to date and solid balance sheet provide a stable foundation to support the execution of our development pipeline, highlighted by the successful delivery of our Carolina Square project this quarter."
Financial Results
Net income available to common stockholders was $12.1 million, or $0.03 per share, for the third quarter of 2017, compared with $11.7 million, or $0.06 per share, for the third quarter of 2016. Net income available to common stockholders was $184.9 million, or $0.45 per share, for the nine months ended September 30, 2017, compared with $42.2 million, or $0.20 per share, for the nine months ended September 30, 2016.
Funds From Operations ("FFO") was $62.3 million, or $0.15 per share, for the third quarter of 2017, compared with $46.4 million, or $0.22 per share, for the third quarter of 2016. FFO was $195.7 million, or $0.46 per share, for the nine months ended September 30, 2017, compared with $133.2 million, or $0.63 per share, for the nine months ended September 30, 2016.
2017 FFO Guidance
Based on third quarter 2017 results, the Company has raised and narrowed its full year 2017 net income guidance from $0.43 to $0.48 per share to $0.46 to $0.48 per share. The Company has also raised and narrowed its full year 2017 FFO guidance from $0.58 to $0.63 per share to $0.60 to $0.62 per share.

Cousins Properties Incorporated	4	Q3 2017 Supplemental Information

EARNINGS RELEASE

The Company leaves unchanged previously provided components of its full year 2017 net income and FFO guidance, except for the following updates:

•	Fee and other income of $19 million to $21 million, up from the previous range of $18.5 million to $20.5 million, primarily due to an increase in termination fees.

•
General and administrative costs of $27 million to $29 million, up from the previous range of $26 million to $28 million, primarily due to an increase in long-term incentive compensation expense driven by improved total stockholder return relative to the SNL US REIT Office index.

•	Interest and other expenses of $40 million to $42 million, down from the previous range of $45 million to $47 million, primarily due to transaction timing and interest rate variances.
A reconciliation of projected net income per share to projected FFO per share is provided as follows:

	Full Year 2017 Range
	Low	High
Net income per share	$0.46	$0.48
Add: Real estate depreciation and amortization	0.50	0.50
Less: Gain on sale of real estate assets	(0.36)	(0.36)
Funds From Operations per share	$0.60	$0.62
This guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Thursday, October 26, 2017, to discuss the results of the quarter ended September 30, 2017. The number to call for this interactive teleconference is (877) 247-1056.
A replay of the conference call will be available for 7 days by dialing (877) 344-7529 and entering the passcode 10112941. The replay can be accessed on the Company's website, www.cousinsproperties.com, through the “Cousins Properties Incorporated Third Quarter 2017 Conference Call” link on the Investor Relations page.
Acting through its operating partnership Cousins Properties, LP, Cousins Properties is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.

Cousins Properties Incorporated	5	Q3 2017 Supplemental Information

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Rental property revenues	$109,569	$46,575	$336,093	$138,382
Fee income	2,597	1,945	6,387	5,968
Other	993	153	9,593	570
	113,159	48,673	352,073	144,920
Expenses:
Rental property operating expenses	40,688	18,122	123,715	55,451
Reimbursed expenses	895	795	2,667	2,463
General and administrative expenses	7,193	4,368	21,993	17,301
Interest expense	7,587	5,754	25,851	16,562
Depreciation and amortization	47,622	16,622	152,546	49,804
Acquisition and transaction costs	(677)	1,446	1,499	3,889
Other	423	173	1,063	681
	103,731	47,280	329,334	146,151
Gain on extinguishment of debt	429	—	2,258	—
Income (loss) from continuing operations before unconsolidated joint ventures and gain (loss) on sale of investment properties	9,857	1,393	24,997	(1,231)
Income from unconsolidated joint ventures	2,461	1,527	43,362	5,144
Income from continuing operations before gain (loss) on sale of investment properties	12,318	2,920	68,359	3,913
Gain (loss) on sale of investment properties	(33)	—	119,729	13,944
Income from continuing operations	12,285	2,920	188,088	17,857
Income from discontinued operations	—	8,737	—	24,361
Net income	12,285	11,657	188,088	42,218
Net income attributable to noncontrolling interests	(218)	—	(3,181)	—
Net income available to common stockholders	$12,067	$11,657	$184,907	$42,218
Per common share information — basic and diluted:
Income from continuing operations for common stockholders	$0.03	$0.01	$0.45	$0.08
Income from discontinued operations for common stockholders	—	0.05	—	0.12
Net income available to common stockholders	$0.03	$0.06	$0.45	$0.20
Weighted average shares — basic	419,998	210,170	414,123	210,400
Weighted average shares — diluted	427,300	210,326	421,954	210,528

Cousins Properties Incorporated	6	Q3 2017 Supplemental Information

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $253,362 and $215,856 in 2017 and 2016, respectively	$3,490,181	$3,432,522
Projects under development	248,242	162,387
Land	4,221	4,221
	3,742,644	3,599,130

Cash and cash equivalents	62,167	35,687
Restricted cash	437	15,634
Notes and accounts receivable, net of allowance for doubtful accounts of $626 and $1,167 in 2017 and 2016, respectively	16,291	27,683
Deferred rents receivable	53,483	39,464
Investment in unconsolidated joint ventures	109,222	179,397
Intangible assets, net of accumulated amortization of $99,063 and $53,483 in 2017 and 2016, respectively	211,786	245,529
Other assets	28,170	29,083
Total assets	$4,224,200	$4,171,607
Liabilities:
Notes payable	$1,095,177	$1,380,920
Accounts payable and accrued expenses	160,101	109,278
Deferred income	35,918	33,304
Intangible liabilities, net of accumulated amortization of $25,709 and $12,227 in 2017 and 2016, respectively	76,299	89,781
Other liabilities	39,385	44,084
Total liabilities	1,406,880	1,657,367
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 6,867,357 shares issued and outstanding in 2017 and 2016	6,867	6,867
Common stock, $1 par value, 700,000,000 shares authorized, 430,349,620 and 403,746,938 shares issued in 2017 and 2016, respectively	430,350	403,747
Additional paid-in capital	3,604,269	3,407,430
Treasury stock at cost, 10,329,082 shares in 2017 and 2016	(148,373)	(148,373)
Distributions in excess of cumulative net income	(1,127,813)	(1,214,114)
Total stockholders' investment	2,765,300	2,455,557
Nonredeemable noncontrolling interests	52,020	58,683
Total equity	2,817,320	2,514,240
Total liabilities and equity	$4,224,200	$4,171,607

Cousins Properties Incorporated	7	Q3 2017 Supplemental Information

KEY PERFORMANCE METRICS

	2015	2016 1st	2016 2nd	2016 3rd	2016 4th	2016	2017 1st	2017 2nd	2017 3rd	2017 YTD
Property Statistics
Consolidated Operating Properties	12	11	11	11	25	25	26	26	26	26
Consolidated Rentable Square Feet (in thousands)	12,122	11,993	11,993	11,993	13,024	13,024	13,249	12,477	12,466	12,466
Unconsolidated Operating Properties	6	6	6	6	8	8	7	5	6	6
Unconsolidated Rentable Square Feet (in thousands)	3,434	3,435	3,435	3,435	3,999	3,999	3,774	2,988	3,456	3,456
Total Operating Properties	18	17	17	17	33	33	33	31	32	32
Total Rentable Square Feet (in thousands)	15,556	15,428	15,428	15,428	17,023	17,023	17,023	15,465	15,922	15,922

Office Leasing Activity (1)
Net Leased during the period (square feet in thousands)	2,972	220	402	971	761	2,354	571	341	335	1,247
Net Rent (per square foot)	$18.30	$23.55	$22.73	$23.51	$26.32	$24.52	$26.10	$28.58	$26.57	$26.91
Tenant improvements, leasing commissions, and free rent (per square foot)	(3.64)	(6.31)	(7.08)	(6.18)	(6.08)	(6.35)	(7.44)	(7.42)	(5.84)	(7.01)
Net Effective Rent (per square foot)	$14.66	$17.24	$15.65	$17.33	$20.24	$18.17	$18.66	$21.16	$20.73	$19.90
Change in Second Generation Net Rent	36.7%	18.9%	17.2%	27.9%	18.7%	20.0%	15.8%	28.5%	16.9%	19.5%
Change in Cash-Basis Second Generation Net Rent	19.8%	1.8%	4.3%	9.1%	14.7%	10.3%	3.3%	13.5%	7.3%	7.4%

Same Property Information (2)
Percent Leased (period end)	91.6%	90.3%	90.7%	91.2%	91.8%	91.8%	92.1%	93.9%	92.9%	92.9%
Weighted Average Occupancy	90.7%	89.4%	89.2%	89.5%	89.4%	89.4%	89.9%	90.7%	89.1%	89.1%
Change in Net Operating Income (over prior year period)	3.3%	4.3%	1.4%	3.6%	4.4%	6.1%	5.5%	6.8%	1.3%	4.7%
Change in Cash-Basis Net Operating Income (over prior year period)	7.3%	8.6%	3.9%	4.3%	7.1%	8.4%	5.4%	8.6%	2.0%	5.7%

Development Pipeline
Estimated Project Costs (in thousands) (3)	$261,500	$326,300	$340,200	$506,200	$512,200	$512,200	$529,200	$463,500	$402,000	$402,000
Estimated Project Costs (3) / Total Undepreciated Assets	7.6%	9.5%	9.6%	13.7%	10.5%	10.5%	10.6%	9.6%	8.1%	8.1%

Market Capitalization (4)
Common Stock Price (period end)	$9.43	$10.38	$10.40	$10.44	$8.51	$8.51	$8.27	$8.79	$9.34	$9.34
Common Shares/Units Outstanding (period end in thousands)	211,513	210,107	210,171	210,170	401,596	401,596	426,823	426,942	426,995	426,995
Equity Market Capitalization (in thousands)	$1,994,568	$2,180,911	$2,185,778	$2,194,175	$3,417,582	$3,417,582	$3,529,826	$3,752,820	$3,988,133	$3,988,133
Debt (in thousands)	947,017	992,241	999,999	1,112,322	1,632,270	1,632,270	1,498,044	1,205,632	1,286,252	1,286,252
Total Market Capitalization (in thousands)	$2,941,585	$3,173,152	$3,185,777	$3,306,497	$5,049,852	$5,049,852	$5,027,870	$4,958,452	$5,274,385	$5,274,385

Credit Ratios (4)
Net Debt/Total Market Capitalization	32.1%	31.1%	31.4%	30.7%	31.6%	31.6%	29.1%	24.0%	23.2%	23.2%
Net Debt/Total Undepreciated Assets	27.5%	28.8%	28.3%	30.1%	33.5%	33.5%	30.1%	25.1%	24.7%	24.7%
Net Debt/Annualized EBITDA	3.99	4.63	4.51	4.34	5.22	5.22	4.49	3.93	4.31	4.31
Fixed Charges Coverage	4.84	4.49	4.43	4.46	5.04	4.63	5.13	5.49	5.82	5.45

Cousins Properties Incorporated	8	Q3 2017 Supplemental Information

KEY PERFORMANCE METRICS

	2015	2016 1st	2016 2nd	2016 3rd	2016 4th	2016	2017 1st	2017 2nd	2017 3rd	2017 YTD
Dividend Information (4)
Common Dividend per Share (5)	$0.32	$0.08	$0.08	$0.08	$0.06	$0.30	$0.06	$0.06	$0.06	$0.18
FFO Payout Ratio	35.9%	38.9%	38.8%	36.2%	85.9%	46.1%	37.5%	38.0%	40.4%	38.6%
FAD Payout Ratio	61.4%	55.9%	61.7%	58.3%	61.1%	59.3%	58.2%	54.4%	69.9%	60.2%

Operations Ratios (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.49%	0.96%	0.53%	0.47%	0.68%	0.53%	0.50%	0.72%	0.58%	0.59%

Additional Information (4)
Straight Line Rental Revenue	$20,009	$3,595	$3,434	$3,449	$8,489	$18,967	$9,608	$7,826	$6,825	$24,259
Above and Below Market Rents Amortization	$7,981	$1,834	$1,854	$1,907	$1,502	$7,097	$1,602	$1,929	$1,852	$5,383
Second Generation Capital Expenditures	$54,214	$7,904	$13,166	$13,968	$11,838	$46,876	$10,971	$7,569	$15,949	$34,489

(1) See Office Leasing Activity on page 19 for additional detail and explanations.
(2) Same Property Information is derived from the pool of office properties, as defined, in the period originally reported. See Same Property Performance on page 17 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 35 for additional information.
(3) Cousins' share of estimated project costs.
(4) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(5) The fourth quarter 2016 dividend was declared and paid a quarter in arrears.

Cousins Properties Incorporated	9	Q3 2017 Supplemental Information

KEY PERFORMANCE METRICS

(1) Office properties only.

Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties Incorporated	10	Q3 2017 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	2015	2016 1st	2016 2nd	2016 3rd	2016 4th	2016	2017 1st	2017 2nd	2017 3rd	2017 YTD

Net Operating Income	$241,232	$59,513	$59,008	$61,621	$80,139	$260,281	$80,167	$80,115	$75,815	$236,097
Land Sales Less Cost of Sales	3,905	—	—	—	3,770	3,770	—	63	4	67
Fee Income	7,297	2,199	1,824	1,945	2,379	8,347	1,936	1,854	2,597	6,387
Other Income	2,451	1,121	280	287	3,837	5,525	6,889	5,304	1,634	13,827
Reimbursed Expenses	(3,430)	(870)	(798)	(795)	(796)	(3,259)	(865)	(907)	(895)	(2,667)
General and Administrative Expenses	(16,918)	(8,243)	(4,691)	(4,368)	(8,290)	(25,592)	(6,182)	(8,618)	(7,193)	(21,993)
Interest Expense	(38,178)	(9,421)	(9,360)	(9,748)	(12,566)	(41,095)	(12,066)	(10,444)	(9,363)	(31,873)
Other Expenses	(1,941)	(465)	(2,640)	(2,175)	(40,704)	(45,984)	(2,391)	(542)	196	(2,737)
Depreciation and Amortization of Non-Real Estate Assets	(1,669)	(377)	(335)	(328)	(325)	(1,365)	(451)	(465)	(461)	(1,377)
FFO (1)	$192,749	$43,457	$43,288	$46,439	$27,444	$160,628	$67,037	$66,360	$62,334	$195,731
Weighted Average Shares - Diluted	215,979	210,974	210,362	210,326	391,413	256,023	411,186	427,180	427,300	421,954
FFO per Share (1)	$0.89	$0.21	$0.21	$0.22	$0.07	$0.63	$0.16	$0.16	$0.15	$0.46

(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.

Cousins Properties Incorporated	11	Q3 2017 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	2015	2016 1st	2016 2nd	2016 3rd	2016 4th	2016	2017 1st	2017 2nd	2017 3rd	2017 YTD

Net Operating Income
Consolidated Properties
Hearst Tower	$—	$—	$—	$—	$5,957	$5,957	$6,356	$6,370	$6,302	$19,028
Hayden Ferry (2)	—	—	—	—	3,881	3,881	5,209	5,307	5,466	15,982
Northpark (2)	22,400	5,607	5,097	5,599	5,841	22,144	5,410	5,130	4,945	15,485
Corporate Center (2)	—	—	—	—	5,005	5,005	4,761	5,374	5,308	15,443
Fifth Third Center	14,956	4,238	4,349	4,451	4,463	17,501	4,842	4,681	4,772	14,295
Promenade	13,985	3,740	3,419	3,839	3,557	14,555	4,173	4,407	4,184	12,764
San Jacinto Center	—	—	—	—	3,456	3,456	4,038	4,207	3,918	12,163
One Eleven Congress	—	—	—	—	3,256	3,256	3,713	3,735	4,172	11,620
Colorado Tower	6,768	2,724	3,064	3,221	3,399	12,408	3,383	3,352	3,344	10,079
One Buckhead Plaza	—	—	—	—	2,817	2,817	3,097	2,806	3,071	8,974
3344 Peachtree	—	—	—	—	3,505	3,505	3,235	2,884	2,705	8,824
816 Congress Avenue	8,526	2,468	2,555	2,514	2,363	9,900	2,694	2,641	2,766	8,101
NASCAR Plaza	—	—	—	—	2,507	2,507	2,477	2,394	2,609	7,480
3350 Peachtree	—	—	—	—	2,006	2,006	2,264	2,288	2,153	6,705
Tempe Gateway	—	—	—	—	1,966	1,966	2,008	2,136	1,964	6,108
3348 Peachtree	—	—	—	—	1,541	1,541	1,491	1,491	1,657	4,639
Bank of America Center	—	—	—	—	1,451	1,451	1,507	1,324	1,255	4,086
Two Buckhead Plaza	—	—	—	—	1,369	1,369	1,321	1,337	1,318	3,976
The Pointe	—	—	—	—	1,227	1,227	1,146	1,146	1,069	3,361
One Orlando Centre	—	—	—	—	795	795	1,277	968	973	3,218
Citrus Center	—	—	—	—	1,019	1,019	1,006	1,025	1,128	3,159
Meridian Mark Plaza	3,777	908	857	954	955	3,674	989	997	979	2,965
Harborview Plaza	—	—	—	—	898	898	930	931	1,035	2,896
111 West Rio	—	—	—	—	—	—	—	1,396	1,236	2,632
Research Park V	—	—	144	288	412	844	359	916	874	2,149
8000 Avalon	—	—	—	—	—	—	—	—	80	80
Other (3)	43,287	7,864	7,443	7,587	6,328	29,222	3,305	3,263	(402)	6,166
Subtotal - Consolidated	113,699	27,549	26,928	28,453	69,974	152,904	70,991	72,506	68,881	212,378

Unconsolidated Properties (4)
Terminus 100	7,268	1,872	1,978	1,899	1,837	7,586	1,912	1,906	1,829	5,647
Terminus 200	6,069	1,658	1,770	1,678	1,648	6,754	1,798	1,749	1,769	5,316
Gateway Village (2)(5)	1,208	536	451	460	1,003	2,450	1,751	1,756	1,805	5,312
Emory University Hospital Midtown Medical Office Tower	3,974	987	1,000	975	1,008	3,970	989	948	961	2,898
Courvoisier Centre (2)	—	—	—	—	410	410	462	387	525	1,374
Carolina Square	—	—	—	—	—	—	—	—	47	47
Other (3)	5,816	1,593	1,755	1,748	2,520	7,616	2,264	863	(2)	3,125
Subtotal - Unconsolidated	24,335	6,646	6,954	6,760	8,426	28,786	9,176	7,609	6,934	23,719

Discontinued Operations (6)	103,198	25,318	25,126	26,408	1,739	78,591	—	—	—	—

Total Net Operating Income (1)	241,232	59,513	59,008	61,621	80,139	260,281	80,167	80,115	75,815	236,097

Sales Less Cost of Sales
Land Sales Less Cost of Sales - Consolidated	1,625	—	—	—	3,580	3,580	—	63	4	67
Land Sales Less Cost of Sales - Unconsolidated (4)	2,280	—	—	—	190	190	—	—	—	—
Total Sales Less Cost of Sales	3,905	—	—	—	3,770	3,770	—	63	4	67

Cousins Properties Incorporated	12	Q3 2017 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	2015	2016 1st	2016 2nd	2016 3rd	2016 4th	2016	2017 1st	2017 2nd	2017 3rd	2017 YTD

Fee Income
Management Fees (7)	5,188	1,325	1,263	1,253	1,317	5,158	1,402	1,492	1,458	4,352
Development Fees	1,778	608	486	549	634	2,277	432	318	1,062	1,812
Leasing & Other Fees	331	266	75	143	428	912	102	44	77	223
Total Fee Income	7,297	2,199	1,824	1,945	2,379	8,347	1,936	1,854	2,597	6,387

Other Income
Termination Fees	398	—	—	—	122	122	5,238	2,913	734	8,885
Gain on Extinguishment of Debt	—	—	—	—	—	—	—	1,829	429	2,258
Interest and Other Income	460	390	27	153	358	928	188	262	258	708
Termination Fees - Unconsolidated (4)	419	—	—	—	3,000	3,000	959	195	132	1,286
Loss on Extinguishment of Debt - Unconsolidated (4)	—	—	—	—	(5,180)	(5,180)	—	—	—	—
Interest and Other Income - Unconsolidated (4)	747	546	151	134	357	1,188	504	105	81	690
Termination Fees - Discontinued Operations (6)	450	186	102	—	—	288	—	—	—	—
Interest and Other Income - Discontinued Operations (6)	(23)	(1)	—	—	—	(1)	—	—	—	—
Total Other Income	2,451	1,121	280	287	(1,343)	345	6,889	5,304	1,634	13,827

Total Fee and Other Income	9,748	3,320	2,104	2,232	1,036	8,692	8,825	7,158	4,231	20,214

Reimbursed Expenses	(3,430)	(870)	(798)	(795)	(796)	(3,259)	(865)	(907)	(895)	(2,667)

General and Administrative Expenses	(16,918)	(8,243)	(4,691)	(4,368)	(8,290)	(25,592)	(6,182)	(8,618)	(7,193)	(21,993)

Interest Expense
Consolidated Debt
Term Loan, Unsecured	—	—	—	—	(386)	(386)	(1,288)	(1,564)	(1,655)	(4,507)
Fifth Third Center	—	—	—	(427)	(1,275)	(1,702)	(1,272)	(1,266)	(1,260)	(3,798)
Promenade	(4,734)	(1,165)	(1,157)	(1,150)	(1,142)	(4,614)	(1,134)	(1,127)	(1,119)	(3,380)
Colorado Tower	—	—	—	(353)	(1,059)	(1,412)	(1,059)	(1,059)	(1,059)	(3,177)
Credit Facility, Unsecured	(4,089)	(832)	(1,053)	(870)	(1,159)	(3,914)	(1,035)	(1,153)	(444)	(2,632)
816 Congress Avenue	(3,269)	(817)	(817)	(817)	(817)	(3,268)	(814)	(810)	(806)	(2,430)
Senior Notes, Unsecured ($250M)	—	—	—	—	—	—	—	—	(2,353)	(2,353)
Senior Notes, Unsecured ($100M)	—	—	—	—	—	—	—	(876)	(1,025)	(1,901)
Meridian Mark Plaza	(1,538)	(381)	(379)	(377)	(375)	(1,512)	(373)	(372)	(370)	(1,115)
The Pointe	—	—	—	—	(171)	(171)	(176)	(178)	(177)	(531)
Other (3)	(12,684)	(2,987)	(2,979)	(2,990)	(5,413)	(14,369)	(4,180)	(2,336)	(20)	(6,536)
Capitalized	3,577	742	1,016	1,230	1,709	4,697	1,590	2,218	2,701	6,509
Subtotal - Consolidated	(22,737)	(5,440)	(5,369)	(5,754)	(10,088)	(26,651)	(9,741)	(8,523)	(7,587)	(25,851)

Cousins Properties Incorporated	13	Q3 2017 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	2015	2016 1st	2016 2nd	2016 3rd	2016 4th	2016	2017 1st	2017 2nd	2017 3rd	2017 YTD

Unconsolidated Debt (4)
Terminus 100	(3,436)	(848)	(844)	(840)	(836)	(3,368)	(831)	(827)	(824)	(2,482)
Terminus 200	(1,560)	(390)	(389)	(387)	(385)	(1,551)	(383)	(382)	(380)	(1,145)
Emory University Hospital Midtown Medical Office Tower	(1,333)	(330)	(329)	(327)	(325)	(1,311)	(324)	(322)	(320)	(966)
Courvoisier Centre	—	—	—	—	(239)	(239)	(252)	(172)	(225)	(649)
Carolina Square	—	—	—	—	—	—	—	—	(27)	(27)
Other (3)	(1,126)	(439)	(464)	(484)	(567)	(1,954)	(535)	(218)	—	(753)
Subtotal - Unconsolidated	(7,455)	(2,007)	(2,026)	(2,038)	(2,352)	(8,423)	(2,325)	(1,921)	(1,776)	(6,022)

Discontinued Operations (6)	(7,986)	(1,974)	(1,965)	(1,956)	(126)	(6,021)	—	—	—	—

Total Interest Expense	(38,178)	(9,421)	(9,360)	(9,748)	(12,566)	(41,095)	(12,066)	(10,444)	(9,363)	(31,873)

Other Expenses
Transaction Costs - Merger	—	(19)	(2,424)	(1,446)	(20,633)	(24,522)	(1,930)	(246)	677	(1,499)
Property Taxes and Other Holding Costs	(828)	(89)	(98)	(95)	(158)	(440)	(304)	(140)	(139)	(583)
Predevelopment & Other	(522)	(108)	(118)	(140)	(577)	(943)	(129)	(156)	(265)	(550)
Severance	(181)	(249)	—	—	—	(249)	(28)	—	(73)	(101)
Partners' share of FFO in consolidated joint ventures	(111)	—	—	—	(3,775)	(3,775)	—	—	(4)	(4)
Transaction Costs - Spin-off	—	—	—	(494)	(5,855)	(6,349)	—	—	—	—
Impairment Loss	—	—	—	—	(4,526)	(4,526)	—	—	—	—
Acquisition Costs	(299)	—	—	—	—	—	—	—	—	—
Total Other Expenses	(1,941)	(465)	(2,640)	(2,175)	(35,524)	(40,804)	(2,391)	(542)	196	(2,737)

Depreciation and Amortization of Non-Real Estate Assets
Consolidated	(1,621)	(377)	(335)	(328)	(325)	(1,365)	(451)	(465)	(461)	(1,377)
Unconsolidated (4)	(48)	—	—	—	—	—	—	—	—	—
Total Depreciation and Amortization of Non-Real Estate Assets	(1,669)	(377)	(335)	(328)	(325)	(1,365)	(451)	(465)	(461)	(1,377)

FFO (1)	$192,749	$43,457	$43,288	$46,439	$27,444	$160,628	$67,037	$66,360	$62,334	$195,731
Weighted Average Shares - Diluted	215,979	210,974	210,362	210,326	391,413	256,023	411,186	427,180	427,300	421,954
FFO per Share (1)	$0.89	$0.21	$0.21	$0.22	$0.07	$0.63	$0.16	$0.16	$0.15	$0.46

Note: Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) Represents properties sold and loans repaid prior to September 30, 2017 that are not considered discontinued operations.
(4) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes including these amounts in the categories indicated is meaningful to investors and analysts.

(5) Through December 1, 2016, the Company received an 11.46% current return on its $11.1 million investment in Gateway Village and, when certain other revenue criteria were met, received additional returns. The Company recognized these amounts as
      NOI from this venture. After December 1, 2016, net income and cash flows were allocated 50% to each joint venture member.

(6) Primarily represents Greenway Plaza and Post Oak Central.
(7) Management Fees include reimbursement of expenses that are included in the "Reimbursed Expenses" line item.

Cousins Properties Incorporated	14	Q3 2017 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased 3Q17	End of Period Leased 2Q17	Weighted Average Occupancy 3Q17	Weighted Average Occupancy 2Q17	% of Total Net Operating Income (1)	Property Level Debt ($000) (2)
Northpark (3)	1,528,000	Consolidated	100%	88.1%	91.5%	78.7%	83.7%	6.5%	$—
Promenade	777,000	Consolidated	100%	94.1%	94.0%	94.2%	93.9%	5.5%	102,814
One Buckhead Plaza	461,000	Consolidated	100%	89.5%	90.1%	90.4%	92.8%	4.0%	—
3344 Peachtree	484,000	Consolidated	100%	91.7%	90.6%	89.8%	83.6%	3.6%	—
3350 Peachtree	413,000	Consolidated	100%	93.2%	92.9%	93.1%	92.9%	2.8%	—
Terminus 100	660,000	Unconsolidated	50%	89.9%	89.9%	89.9%	88.8%	2.4%	62,262
Terminus 200	566,000	Unconsolidated	50%	98.2%	96.7%	94.0%	95.8%	2.3%	39,837
3348 Peachtree	258,000	Consolidated	100%	89.7%	89.7%	90.0%	90.4%	2.2%	—
Two Buckhead Plaza	210,000	Consolidated	100%	85.1%	84.8%	82.5%	83.2%	1.7%	—
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.3%	24,087
Emory University Hospital Midtown Medical Office Tower	358,000	Unconsolidated	50%	99.5%	100.0%	96.3%	95.9%	1.3%	35,710
8000 Avalon	224,000	Consolidated	90%	93.9%	73.1%	4.8%	0.8%	—	—
ATLANTA	6,099,000			91.4%	91.4%	84.8%	85.7%	33.6%	264,710

Hearst Tower	966,000	Consolidated	100%	98.7%	98.7%	98.6%	98.6%	8.3%	—
Fifth Third Center	698,000	Consolidated	100%	96.7%	96.7%	95.9%	96.7%	6.3%	146,707
NASCAR Plaza	394,000	Consolidated	100%	98.7%	98.7%	98.6%	98.2%	3.4%	—
Gateway Village (3)	1,061,000	Unconsolidated	50%	99.4%	99.4%	99.4%	99.4%	2.4%	—
CHARLOTTE	3,119,000			98.3%	98.3%	98.0%	98.2%	20.4%	146,707

One Eleven Congress	519,000	Consolidated	100%	88.1%	89.5%	84.4%	83.8%	5.5%	—
San Jacinto Center	395,000	Consolidated	100%	98.9%	99.2%	99.2%	99.7%	5.1%	—
Colorado Tower	373,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.4%	119,141
816 Congress	435,000	Consolidated	100%	95.2%	94.2%	94.6%	92.3%	3.6%	83,119
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	85.7%	85.7%	1.1%	—
AUSTIN	1,895,000			95.1%	95.4%	93.0%	92.5%	19.7%	202,260

Corporate Center (3)	1,224,000	Consolidated	100%	96.5%	95.2%	86.9%	84.4%	7.0%	—
The Pointe	253,000	Consolidated	100%	97.6%	92.7%	94.7%	90.5%	1.4%	22,890
Harborview Plaza	205,000	Consolidated	100%	98.0%	98.0%	98.0%	97.6%	1.4%	—
TAMPA	1,682,000			96.9%	95.2%	89.4%	86.9%	9.8%	22,890

Hayden Ferry (3)	789,000	Consolidated	100%	93.0%	95.2%	92.9%	94.1%	7.2%	—
Tempe Gateway	264,000	Consolidated	100%	98.5%	100.0%	97.3%	98.4%	2.6%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.6%	—
PHOENIX	1,278,000			95.4%	97.1%	95.0%	96.0%	11.4%	—
See next page for remainder of chart.

Cousins Properties Incorporated	15	Q3 2017 Supplemental Information

PORTFOLIO STATISTICS

	Office Properties (Continued)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased 3Q17	End of Period Leased 2Q17	Weighted Average Occupancy 3Q17	Weighted Average Occupancy 2Q17	% of Total Net Operating Income (1)	Property Level Debt ($000) (2)
	Bank of America Center	421,000	Consolidated	100%	83.2%	84.2%	83.6%	84.2%	1.6%	—
	Citrus Center	261,000	Consolidated	100%	93.2%	93.0%	91.9%	92.0%	1.5%	—
	One Orlando Centre	356,000	Consolidated	100%	78.7%	78.3%	77.6%	82.6%	1.3%	—
	ORLANDO	1,038,000			84.2%	84.4%	83.6%	85.6%	4.4%	—

	Courvoisier Centre (3)	343,000	Unconsolidated	20%	84.6%	84.0%	81.6%	83.6%	0.6%	22,176
	MIAMI	343,000			84.6%	84.0%	81.6%	83.6%	0.6%	22,176

	Carolina Square Office (4)	158,000	Unconsolidated	50%	74.3%	74.3%	—%	—%	—%	10,452
	CHAPEL HILL	158,000			74.3%	74.3%	—%	—%	—%	10,452

	TOTAL OFFICE	15,612,000			93.5%	93.6%	89.3%	89.5%	99.9%	$669,195

	Other Properties
	Carolina Square Retail (4)	44,000	Unconsolidated	50%	81.5%	61.0%	41.3%	—%	0.1%	2,929
	Carolina Square Apartments (246 Units) (4)	266,000	Unconsolidated	50%	87.0%	80.0%	55.0%	—%	—%	17,709

	TOTAL OTHER	310,000			86.2%	77.3%	53.1%	—%	0.1%	$20,638

	TOTAL	15,922,000							100.0%	$689,833

(1)	Represents the Company's share of net operating income for the three months ended September 30, 2017.
(2)	Represents the Company's share of property specific mortgage debt as of September 30, 2017.
(3)	Contains multiple buildings that are grouped together for reporting purposes.
(4)	The Company's share of Carolina Square debt has been allocated to office, retail, and apartments based on their relative square footage.

Cousins Properties Incorporated	16	Q3 2017 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	COUSINS PROPERTIES INCORPORATED
	Net Operating Income ($ in thousands)
	Three Months Ended
	September 30, 2017	September 30, 2016	3Q17 vs. 3Q16 % Change
Property Revenues (2)	$35,691	$33,404	6.8%
Property Operating Expenses (2)	13,486	11,494	17.3%	(5)
Property Net Operating Income	$22,205	$21,910	1.3%

Cash Basis Property Revenues (3)	$34,183	$31,785	7.5%
Cash Basis Property Operating Expenses (4)	13,498	11,508	17.3%	(5)
Cash Basis Property Net Operating Income	$20,685	$20,277	2.0%

End of Period Leased	92.9%	91.6%
Weighted Average Occupancy	89.1%	89.1%

	Nine Months Ended
	September 30, 2017	September 30, 2016	% Change
Property Revenues (2)	$106,918	$100,608	6.3%
Property Operating Expenses (2)	39,449	36,194	9.0%
Property Net Operating Income	$67,469	$64,414	4.7%

Cash Basis Property Revenues (3)	$101,450	$94,869	6.9%
Cash Basis Property Operating Expenses (4)	39,483	36,230	9.0%
Cash Basis Property Net Operating Income	$61,967	$58,639	5.7%

(1)
Same Properties include those office properties that were operational and stabilized on January 1, 2016, excluding properties subsequently sold. See Non-GAAP Financial Measures - Calculation and Reconciliations. Properties included in this reporting period are as follows:

	Northpark	Emory University Hospital Midtown Medical Office Tower	Meridian Mark Plaza
	Promenade	Terminus 100	Terminus 200
	816 Congress	Fifth Third Center

(2)
Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures. Net operating income for unconsolidated joint ventures is calculated as property revenues less property expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.

(3)
Cash Basis Same Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Property Revenues, excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.

(4)
Cash Basis Same Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

(5)
The increase in Property Operating Expense and Cash Basis Property Operating Expense is attributable to unusually low property tax expense in 2016 due to the receipt of refunds from the successful appeal of 2015 property tax assessments on several of the Company's properties.

Cousins Properties Incorporated	17	Q3 2017 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	LEGACY PARKWAY PROPERTIES
	Net Operating Income ($ in thousands)
	Three Months Ended
	September 30, 2017	September 30, 2016	3Q17 vs. 3Q16 % Change
Cash Basis Property Revenues (2)	$64,396	$57,572	11.9%
Cash Basis Property Operating Expenses (3)	25,103	20,479	22.6%	(5)
Cash Basis Property Net Operating Income	$39,293	$37,093	5.9%

End of Period Leased	93.2%	94.6%
Weighted Average Occupancy	91.1%	92.3%

	Nine Months Ended
	September 30, 2017	September 30, 2016	3Q17 vs. 3Q16 % Change
Cash Basis Property Revenues (2)	$188,655	$170,947	10.4%
Cash Basis Property Operating Expenses (3)	74,086	66,443	11.5%
Cash Basis Property Net Operating Income	$114,569	$104,504	9.6%

(1)
Same Properties include those office properties that were operational and stabilized on January 1, 2016, excluding properties subsequently sold. Properties included in this reporting period are as follows:

	3344 Peachtree	Harborview Plaza	One Orlando Centre
	3348 Peachtree	Hayden Ferry (4)	San Jacinto Center
	3350 Peachtree	Hearst Tower	Tempe Gateway
	Bank of America Center	NASCAR Plaza	The Pointe
	Citrus Center	One Buckhead Plaza	Two Buckhead Plaza
	Corporate Center	One Eleven Congress

(2)
Cash Basis Same Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Property Revenues, excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.

(3)
Cash Basis Same Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

(4)	Hayden Ferry Building III commenced operations in November 2015 but was not stabilized as of January 1, 2016. Therefore, it is excluded from the Same Property pool.
(5)
The increase in Cash Basis Property Operating Expense is attributable to unusually low property tax expense in 2016 due to the receipt of refunds from the successful appeal of 2015 property tax assessments on several of the Company's properties.

Cousins Properties Incorporated	18	Q3 2017 Supplemental Information

OFFICE LEASING ACTIVITY(1)

	Three Months Ended September 30, 2017				Nine Months Ended September 30, 2017
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased (square feet)				421,787				1,452,617
Less: Leases one year or less, amenity leases, percentage rent leases, storage leases, intercompany leases, and license agreements				(86,882)				(205,960)
Net leased (square feet)	98,502	160,487	75,916	334,905	665,996	416,031	164,630	1,246,657
Number of transactions	9	17	8	34	47	50	15	112
Lease term (years) (2)	7.8	6.8	7.7	7.3	9.4	5.5	6.4	7.7

Net rent (per square foot) (3)	$27.99	$24.34	$29.42	$26.57	$26.64	$26.68	$28.57	$26.91
Free rent (per square foot)	(0.74)	(0.57)	(1.51)	(0.83)	(1.15)	(0.84)	(1.02)	(1.03)
Tenant Improvements and Commissions (per square foot)	(6.98)	(3.72)	(5.16)	(5.01)	(6.98)	(4.21)	(6.36)	(5.98)
Net effective rent (per square foot)	$20.27	$20.05	$22.75	$20.73	$18.51	$21.63	$21.19	$19.90

Second generation leased square feet (4)				260,842				774,060
Increase in second generation net rent (2)(3)(4)				16.9%				19.5%
Increase in cash basis second generation net rent (2)(4)(5)				7.3%				7.4%

(1) Excludes apartment and retail leasing at mixed-use projects.
(2) Weighted average.
(3) Represents straight-lined net rent per square foot (operating expenses deducted from gross leases) over the lease term.
(4) Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
(5) Represents increase in net rent at the end of term paid by the prior tenant compared to net rent at beginning of term paid by the current tenant. For early renewals, represents increase in net rent at the end of the term of the original lease compared to net rent at the beginning of the extended term of the lease.

Cousins Properties Incorporated	19	Q3 2017 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rents ($000's) (2)	% of Total Annual Contractual Rents	Annual Contractual Rent/Sq. Ft. (2)

2017	225,559	1.7%	$5,272	1.3%	$23.37
2018	856,616	6.6%	24,359	6.0%	28.44
2019	1,111,639	8.6%	33,139	8.1%	29.81
2020	981,897	7.6%	30,349	7.4%	30.91
2021	1,478,016	11.4%	45,741	11.2%	30.95
2022	1,852,393	14.3%	54,785	13.4%	29.58
2023	1,086,899	8.4%	36,994	9.1%	34.04
2024	965,287	7.5%	34,612	8.5%	35.86
2025	1,094,955	8.5%	37,595	9.2%	34.34
2026 & Thereafter	3,295,925	25.4%	105,798	25.8%	32.10

Total	12,949,186	100.0%	$408,644	100.0%	$31.56

Lease Expirations Greater than 100,000 Square Feet Through Year End 2020

Expiration Date	Tenant	Market	Building	Square Feet Expiring
January 2019	National Union Fire Insurance Company (dba AIG)	Atlanta	Northpark	105,362

(1) Company's share.
(2) Annual Contractual Rent shown is the rate in the year of expiration. It includes the minimum contractual rent paid by the tenant which may or may not include a base year of operating expenses depending upon the terms of the lease.

Cousins Properties Incorporated	20	Q3 2017 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Square Feet
225,559
856,616
1,111,639
981,897
1,478,016
1,852,393
1,086,899
965,287
1,094,955
3,295,925
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 & Thereafter
1.7%
6.6%
8.6%
7.6%
11.4%
14.3%
8.4%
7.5%
8.5%
25.4%
% of Total

(1) Company's share

Cousins Properties Incorporated	21	Q3 2017 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Buildings Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Base Rent (2)	Percentage of Total Company's Share of Annualized Base Rent	Weighted Average Remaining Lease Term (Years)
1	Bank of America, NA	4	2	1,139,724	$19,866,884	5.8%	7
2	Wells Fargo Bank, NA	6	5	318,160	9,214,518	2.7%	5
3	Blue Cross Blue Shield of Georgia, Inc.	1	1	227,592	6,136,052	1.8%	3
4	McGuirewoods, LLP	3	3	198,648	5,921,920	1.7%	9
5	ADP, LLC	1	1	225,000	5,400,000	1.6%	10
6	Smith, Gambrell & Russell, LLP	1	1	159,136	5,059,025	1.5%	3
7	OSI Restaurant Partners, LLC (dba Outback Steakhouse)	1	1	167,723	4,886,131	1.4%	7
8	NASCAR Media Group, LLC	1	1	139,461	4,796,073	1.4%	3
9	Hearst Communications, Inc.	1	1	137,724	4,269,444	1.2%	12
10	Regus Equity Business Centers, LLC	7	5	142,183	4,194,212	1.2%	3
11	Parsley Energy, LP	1	1	135,107	4,116,710	1.2%	7
12	Board of Regents of the University System of Georgia (dba Georgia State University)	1	1	135,124	3,991,563	1.2%	6
13	K & L Gates, LLP	1	1	110,914	3,838,935	1.1%	10
14	Amazon	3	2	107,788	3,535,653	1.0%	6
15	Fifth Third Bank	2	2	120,436	3,458,125	1.0%	4
16	Carlton Fields Jorden Burt, PA	1	1	83,798	3,351,082	1.0%	14
17	SVB Financial Group (dba Silicon Valley Bank)	1	1	100,532	3,043,323	0.9%	6
18	National Union Fire Insurance Company (dba AIG)	1	1	105,362	3,037,233	0.9%	1
19	US Bank, NA	2	2	89,363	2,776,764	0.8%	8
20	Weinberg, Wheeler, Hudgins, Gunn & Dial, LLC	2	2	69,418	2,681,424	0.8%	4
	Grand Total			3,913,193	$103,575,071	30.2%	6

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)
Annualized Base Rent represents the annualized minimum rent paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Base Rent represents the annualized minimum contractual rent the tenant will pay in the first month it is required to pay rent which may or may not include a base year of operating expenses depending upon the terms of the lease.

Note:	This schedule includes tenants whose leases have commenced and/or who have taken occupancy. Leases that have been signed but have not commenced are excluded from this schedule.

Cousins Properties Incorporated	22	Q3 2017 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Total Revenues (1)

Legal 15.6%
Professional Services 14.1%
Technology 9.8%
Consumer Goods & Services 7.8%
Insurance 6.4%
Health Care 5.4%
Marketing/Media/ Creative 5.0%
Other 3.7%
Real Estate 3.2%
Construction/Design 2.3%
Energy 1.9%
Government 1.8%
Transportation 0.6%
Non Profit 0.4%
Financial 22.0%

(1) Represents Company's share of total revenues.

Cousins Properties Incorporated	23	Q3 2017 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Metropolitan Area	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands)

2017
111 West Rio (1)	Office	Phoenix	100.0%	1Q	225,000	$19,600

2016
Parkway Properties	Office	Various	Various	4Q	8,819,000	(2)
Cousins Fund II, L.P. (3)	Office	Various	100.0%	4Q	(3)	279,100

2014
Fifth Third Center	Office	Charlotte	100.0%	3Q	698,000	215,000
Northpark	Office	Atlanta	100.0%	4Q	1,528,000	348,000

2013
Post Oak Central	Office	Houston	100.0%	1Q	1,280,000	230,900
Terminus 200	Office	Atlanta	50.0%	1Q	566,000	164,000
816 Congress	Office	Austin	100.0%	2Q	435,000	102,400
Greenway Plaza	Office	Houston	100.0%	3Q	4,348,000	950,000
777 Main	Office	Fort Worth	100.0%	3Q	980,000	160,000

2012
2100 Ross	Office	Dallas	100.0%	3Q	844,000	59,200

					19,723,000	$2,528,200

Completed Property Developments

Project	Type	Metropolitan Area	Company's Ownership Interest	Timing	Square Feet		Total Project Cost ($ in thousands)

2017
Carolina Square	Mixed	Chapel Hill	50.0%	3Q	468,000	(4)	$123,000
8000 Avalon	Office	Atlanta	90.0%	2Q	224,000		73,000

2015
Colorado Tower	Office	Austin	100.0%	1Q	373,000		126,100
Emory Point - Phase II	Mixed	Atlanta	75.0%	3Q	302,000		75,400
Research Park V	Office	Austin	100.0%	4Q	173,000		45,000

2013
Emory Point - Phase I	Mixed	Atlanta	75.0%	4Q	484,000		102,300

2012
Mahan Village	Retail	Tallahassee	50.5%	4Q	147,000		25,800

					2,171,000		$570,600

Cousins Properties Incorporated	24	Q3 2017 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Dispositions

Property	Type	Metropolitan Area	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands)
2017
Emory Point I and II	Mixed	Atlanta	75.0%	2Q	786,000	$199,000
American Cancer Society Center	Office	Atlanta	100.0%	2Q	996,000	166,000

2016
100 North Point Center East	Office	Atlanta	100.0%	1Q	129,000	22,000
Post Oak Central and Greenway Plaza	Office	Houston	100.0%	4Q	5,628,000	(2)
Two Liberty Place	Office	Philadelphia	100.0%	4Q	941,000	219,000
191 Peachtree	Office	Atlanta	100.0%	4Q	1,225,000	267,500
Lincoln Place	Office	Miami	100.0%	4Q	140,000	80,000
The Forum	Office	Atlanta	100.0%	4Q	220,000	70,000

2015
2100 Ross	Office	Dallas	100.0%	3Q	844,000	131,000
200, 333, and 555 North Point Center East	Office	Atlanta	100.0%	4Q	411,000	70,300
The Points at Waterview	Office	Dallas	100.0%	4Q	203,000	26,800

2014
Lakeshore and University Park Place	Office	Birmingham	100.0%	3Q	320,000	44,700
Mahan Village	Retail	Florida	50.5%	4Q	147,000	29,500
Cousins Watkins LLC	Retail	Other	50.5%	4Q	339,000	50,000
777 Main	Office	Fort Worth	100.0%	4Q	980,000	167,000

2013
Terminus 100	Office	Atlanta	100.0%	1Q	656,000	209,200
Tiffany Springs MarketCenter	Retail	Kansas City	88.5%	3Q	238,000	53,500
The Avenue Murfreesboro	Retail	Nashville	50.0%	3Q	752,000	164,000
CPV Two LLC and CPV Five LLC	Retail	Other	10.3%	3Q	2,113,000	522,300
Inhibitex	Office	Atlanta	100.0%	4Q	51,000	8,300

2012
The Avenue Collierville	Retail	Memphis	100.0%	2Q	511,000	55,000
Galleria 75	Office	Atlanta	100.0%	2Q	111,000	9,200
Ten Peachtree Place	Office	Atlanta	50.0%	2Q	260,000	45,300
The Avenue Webb Gin	Retail	Atlanta	100.0%	4Q	322,000	59,600
The Avenue Forsyth	Retail	Atlanta	88.5%	4Q	524,000	119,000
Cosmopolitan Center	Office	Atlanta	100.0%	4Q	51,000	7,000
Palisades West	Office	Austin	50.0%	4Q	373,000	64,800
Presbyterian Medical Plaza	Office	Charlotte	11.5%	4Q	69,000	4,500
					19,340,000	$2,864,500

(1) The Company acquired a 74.6% interest in 111 West Rio as part of the Parkway merger, and in the first quarter of 2017, purchased the remaining 25.4% interest from American Airlines.
(2) This transaction was part of the Parkway Merger. See further information in note 3 to the financial statements included in the Company's filing on Form 10-K for the year ended December
31, 2016, note 3 of the Form 10-Q for the quarter ended September 30, 2017, and reports filed with the SEC by the Company, Parkway, and New Parkway.
(3) Purchased the outside interest (approximately 70%) in a consolidated partnership for $279.1 million; this included cash from the sale of Two Liberty Place in Philadelphia as well as the
Hayden Ferry buildings in Tempe and 3344 Peachtree in Atlanta.
(4) Carolina Square is comprised of 202,000 square feet of office and retail space and 246 apartments.

Cousins Properties Incorporated	25	Q3 2017 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Metropolitan Area	Company's Ownership Interest	Project Start Date	Number of Square Feet /Apartment Units	Estimated Project Cost (2) ($ in thousands)	Company's Share of Estimated Project Costs	Project Cost Incurred to Date ($ in thousands)	Company's Share of Project Costs Incurred to Date	Percent Leased	Initial Occupancy (3)	Estimated Stabilization (4)

864 Spring Street (NCR Phase I)	Office	Atlanta, GA	100%	3Q15	502,000	219,000	219,000	198,650	198,650	100%	1Q18	1Q18

858 Spring Street (NCR Phase II)	Office	Atlanta, GA	100%	4Q16	260,000	119,000	119,000	49,592	49,592	100%	4Q18	4Q18

Dimensional Place	Office	Charlotte, NC	50%	4Q16		94,000	47,000	36,943	18,472
Office					266,000					100%	4Q18	4Q18
Retail					16,000					—%	4Q18	4Q18

120 West Trinity	Mixed	Atlanta, GA	20%	1Q17		85,000	17,000	13,286	2,657
Office					33,000					—%	1Q19	1Q20
Retail					19,000					—%	1Q19	1Q20
Apartments					330					—%	1Q19	1Q20

Total						$517,000	$402,000	$298,471	$269,371

(1)
This schedule shows projects currently under active development and/or projects with a contractual obligation through the substantial completion of construction. Amounts included in the estimated project cost column represent the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates. The projected stabilization dates are also estimates and are subject to change as the project proceeds through the development process.

(2)	Represents 100% of the estimated project cost.
(3)	Represents the quarter in which the Company estimates the first tenant will occupy space.
(4)	Stabilization represents the earlier of the quarter in which the Company estimates it will achieve 90% economic occupancy or one year from initial occupancy.

Cousins Properties Incorporated	26	Q3 2017 Supplemental Information

LAND INVENTORY

	Metropolitan Area	Type	Company's Ownership Interest	Total Developable Land (Acres)	Company's Share

Wildwood Office Park	Atlanta	Commercial	50%	22
North Point	Atlanta	Commercial	100%	12
The Avenue Forsyth-Adjacent Land	Atlanta	Commercial	100%	10
10000 Avalon	Atlanta	Commercial	75%	3
Georgia				47

Padre Island	Corpus Christi	Residential	50%	15
Victory Center	Dallas	Commercial	75%	3
Texas				18

Corporate Center	Tampa	Commercial	100%	7
Florida				7

Total Land Held (Acres)				72	52
Total Land Held (Cost Basis)				$47,902	$23,147

Cousins Properties Incorporated	27	Q3 2017 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2017	2018	2019	2020	2021	Thereafter	Total Principal	Deferred Loan Costs	Above/Below Market Value	Total

Consolidated Debt
Floating Rate
Term Loan, Unsecured (LIBOR + 1.20%-1.70%) (1)	100%	2.43%	12/2/21	$—	$—	$—	$—	$250,000	$—	$250,000	$(1,640)	$—	$248,360
Credit Facility, Unsecured (LIBOR + 1.10%-1.45%) (2)	100%	2.33%	5/28/19	—	—	—	—	—	—	—	—	—	—
Total Floating Rate Debt				—	—	—	—	250,000	—	250,000	(1,640)	—	248,360

Fixed Rate
Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	—	250,000	250,000	(1,416)	—	248,584
Fifth Third Center	100%	3.37%	10/1/26	749	3,061	3,166	3,274	3,386	133,670	147,306	(599)	—	146,707
Colorado Tower	100%	3.45%	9/1/26	—	573	2,343	2,425	2,510	112,149	120,000	(859)	—	119,141
Promenade	100%	4.27%	10/1/22	759	3,116	3,252	3,394	3,541	89,051	103,113	(299)	—	102,814
Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(525)	—	99,475
816 Congress	100%	3.75%	11/1/24	397	1,628	1,690	1,754	1,821	76,412	83,702	(583)	—	83,119
Meridian Mark Plaza	100%	6.00%	8/1/20	124	514	546	22,978	—	—	24,162	(75)	—	24,087
The Pointe	100%	4.01%	2/10/19	111	456	22,053	—	—	—	22,620	—	270	22,890
Total Fixed Rate Debt				2,140	9,348	33,050	33,825	11,258	761,282	850,903	(4,356)	270	846,817

Total Consolidated Debt				$2,140	$9,348	$33,050	$33,825	$261,258	$761,282	$1,100,903	$(5,996)	$270	$1,095,177

Unconsolidated Debt
Floating Rate
Carolina Square (LIBOR + 1.90%) (3)	50%	3.13%	5/1/18	—	31,090	—	—	—	—	31,090	—	—	31,090
Total Floating Rate Debt				—	31,090	—	—	—	—	31,090	—	—	31,090
									.
Fixed Rate
Terminus 100	50%	5.25%	1/1/23	343	1,418	1,494	1,575	1,659	55,840	62,329	(67)	—	62,262
Terminus 200	50%	3.79%	1/1/23	195	800	831	863	896	36,281	39,866	(29)	—	39,837
Emory University Hospital Midtown Medical Office Tower	50%	3.50%	6/1/23	192	785	814	842	872	32,340	35,845	(135)	—	35,710
Courvoisier Centre	20%	4.60%	3/1/26	—	—	—	—	—	21,300	21,300	—	876	22,176
Total Fixed Rate Debt				730	3,003	3,139	3,280	3,427	145,761	159,340	(231)	876	159,985

Total Unconsolidated Debt				730	34,093	3,139	3,280	3,427	145,761	190,430	(231)	876	191,075

Total Debt				$2,870	$43,441	$36,189	$37,105	$264,685	$907,043	$1,291,333	$(6,227)	$1,146	$1,286,252

Total Maturities (4)				$—	$31,090	$22,018	$22,644	$250,000	$864,110	$1,189,862
% of Maturities				—%	2%	2%	2%	21%	73%	100%

Cousins Properties Incorporated	28	Q3 2017 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Debt ($)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$281,090	22%	2.51%	3.8
Fixed Rate Debt	1,010,243	78%	3.95%	7.4
Total Debt	$1,291,333	100%	3.63%	6.6

(1) The spread over LIBOR at September 30, 2017 was 1.20%.
(2) Total borrowing capacity of the Credit Facility as of September 30, 2017 was $500 million. The spread over LIBOR at September 30, 2017 was 1.10%.
(3) The Company's share of the total borrowing capacity of the facility is $39.9 million.
(4) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties Incorporated	29	Q3 2017 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of September 30, 2017
$ (in thousands)
300,000
250,000
200,000
150,000
100,000
50,000
0
0
31,090
22,018
22,644
250,000
86,295
120,491
70,865
250,000
236,459
100,000
2017 (1)
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Consolidated
Unconsolidated

(1) See note 3 on Page 30.

Cousins Properties Incorporated	30	Q3 2017 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2015	2016 1st	2016 2nd	2016 3rd	2016 4th	2016	2017 1st	2017 2nd	2017 3rd	2017 YTD

Income from Discontinued Operations
Rental Property Revenues	176,828	43,123	44,281	46,046	3,477	136,927	—	—	—	—
Rental Property Operating Expenses	(73,630)	(17,805)	(19,155)	(19,638)	(1,738)	(58,336)	—	—	—	—
Net Operating Income	103,198	25,318	25,126	26,408	1,739	78,591	—	—	—	—

Termination Fees	450	186	102	—	—	288	—	—	—	—
Interest and Other Expense	(8,009)	(1,975)	(1,965)	(1,956)	(126)	(6,022)	—	—	—	—
Transaction Costs	—	—	—	(494)	(5,855)	(6,349)	—	—	—	—
FFO from Discontinued Operations	95,639	23,529	23,263	23,958	(4,242)	66,508	—	—	—	—

Depreciation and Amortization of Real Estate	(63,791)	(15,428)	(15,740)	(15,221)	(956)	(47,345)	—	—	—	—
Income (Loss) from Discontinued Operations	31,848	8,101	7,523	8,737	(5,198)	19,163	—	—	—	—

FFO and EBITDA
Net income available to common stockholders	125,518	22,796	7,765	11,657	36,892	79,109	4,751	168,089	12,067	184,907
Depreciation and amortization of real estate assets:
Consolidated properties	70,003	16,164	16,306	16,293	47,819	96,583	54,433	49,575	47,161	151,169
Discontinued properties	63,791	15,428	15,740	15,221	956	47,345	—	—	—	—
Share of unconsolidated joint ventures	11,645	3,259	3,231	3,268	4,146	13,904	4,195	3,478	2,862	10,535
Partners' share of real estate depreciation	—	—	—	—	(3,564)	(3,564)	—	—	(4)	(4)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(78,759)	(14,190)	246	—	(59,589)	(73,533)	18	(119,767)	36	(119,713)
Share of unconsolidated joint ventures	—	—	—	—	—	—	3,539	(37,871)	—	(34,332)
Discontinued properties	551	—	—	—	—	—	—	—	—	—
Non-controlling interest related to unit holders	—	—	—	—	784	784	101	2,856	212	3,169
FFO	192,749	43,457	43,288	46,439	27,444	160,628	67,037	66,360	62,334	195,731
Interest Expense	38,178	9,421	9,359	9,748	12,566	41,094	12,066	10,444	9,363	31,873
Non-Real Estate Depreciation and Amortization	1,669	377	335	328	325	1,365	451	465	461	1,377
Acquisition and Merger Costs	299	19	2,424	1,940	26,488	30,871	1,930	246	(677)	1,499
(Gain)/Loss on Extinguishment of Debt	—	—	—	—	5,180	5,180	—	(1,829)	(429)	(2,258)
Impairment Loss	—	—	—	—	4,526	4,526	—	—	—	—
EBITDA (1)	232,895	53,274	55,406	58,455	76,529	243,664	81,484	75,686	71,052	228,222

Income (Loss) from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	18,501	5,050	5,213	5,013	6,123	21,400	6,909	6,750	6,890	20,549
Other Properties	5,834	1,596	1,741	1,747	2,302	7,386	2,267	859	44	3,170
Net Operating Income	24,335	6,646	6,954	6,760	8,425	28,785	9,176	7,609	6,934	23,719
Sales Less Cost of Sales	2,280	—	—	—	190	190	—	—	—	—
Termination Fees	419	—	—	—	3,000	3,000	959	195	132	1,286
Interest Expense	(7,455)	(2,007)	(2,026)	(2,038)	(2,352)	(8,423)	(2,325)	(1,922)	(1,776)	(6,023)
Other Income/(Expense)	368	454	87	72	303	916	505	45	33	583
Funds from Operations - Unconsolidated Joint Ventures	19,947	5,093	5,015	4,794	9,566	24,468	8,315	5,927	5,323	19,565

Cousins Properties Incorporated	31	Q3 2017 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2015	2016 1st	2016 2nd	2016 3rd	2016 4th	2016	2017 1st	2017 2nd	2017 3rd	2017 YTD

Gain (Loss) on Sale of Depreciated Investment Properties, net	—	—	—	—	—	—	(3,539)	37,871	—	34,332
Depreciation and Amortization of Real Estate	(11,645)	(3,259)	(3,231)	(3,268)	(4,147)	(13,905)	(4,195)	(3,478)	(2,862)	(10,535)
Net Income from Unconsolidated Joint Ventures	8,302	1,834	1,784	1,526	5,419	10,563	581	40,320	2,461	43,362

Market Capitalization
Common Stock price at Period End	9.43	10.38	10.40	10.44	8.51	8.51	8.27	8.79	9.34	9.34
Number of Common Shares/Units Outstanding at Period End	211,513	210,107	210,171	210,170	401,596	401,596	426,823	426,942	426,995	426,995
Common Stock Capitalization	1,994,568	2,180,911	2,185,778	2,194,175	3,417,582	3,417,582	3,529,826	3,752,820	3,988,133	3,988,133

Debt	721,293	767,811	777,485	888,378	1,380,920	1,380,920	1,240,728	1,019,619	1,095,177	1,095,177
Share of Unconsolidated Debt	225,724	224,430	222,514	223,944	251,350	251,350	257,316	186,013	191,075	191,075
Debt (1)	947,017	992,241	999,999	1,112,322	1,632,270	1,632,270	1,498,044	1,205,632	1,286,252	1,286,252

Total Market Capitalization	2,941,585	3,173,152	3,185,777	3,306,497	5,049,852	5,049,852	5,027,870	4,958,452	5,274,385	5,274,385

Credit Ratios
Net Debt (Debt (1) minus Cash)	945,014	986,777	999,053	1,015,081	1,596,583	1,596,583	1,462,289	1,189,212	1,224,085	1,224,085
Total Market Capitalization	2,941,585	3,173,152	3,185,777	3,306,497	5,049,852	5,049,852	5,027,870	4,958,452	5,274,385	5,274,385
Net Debt / Total Market Capitalization	32.1%	31.1%	31.4%	30.7%	31.6%	31.6%	29.1%	24.0%	23.2%	23.2%

Total Assets - Consolidated	2,597,803	2,610,408	2,622,995	2,760,732	4,171,607	4,171,607	4,206,289	4,136,046	4,224,200	4,224,200
Accumulated Depreciation - Consolidated	463,008	486,747	519,075	539,719	269,339	269,339	326,039	303,266	352,425	352,425
Undepreciated Assets - Unconsolidated (1)	486,941	460,516	504,408	507,611	604,236	604,236	578,207	467,992	483,299	483,299
Less: Investment in Unconsolidated Joint Ventures	(102,577)	(110,138)	(114,455)	(116,933)	(179,397)	(179,397)	(128,589)	(101,532)	(109,222)	(109,222)
Total Undepreciated Assets (1)	3,445,175	3,447,533	3,532,023	3,691,129	4,865,785	4,865,785	4,981,946	4,805,772	4,950,702	4,950,702
Net Debt (Debt (1) minus Cash)	945,014	986,777	999,053	1,015,081	1,596,583	1,596,583	1,462,289	1,189,212	1,224,085	1,224,085
Undepreciated Assets (1)	3,445,175	3,447,533	3,532,023	3,691,129	4,865,785	4,865,785	4,981,946	4,805,772	4,950,702	4,950,702
Net Debt / Total Undepreciated Assets (1)	27.4%	28.6%	28.3%	27.5%	32.8%	32.8%	29.4%	24.7%	24.7%	24.7%

Coverage Ratios (1)
Interest Expense	38,178	9,421	9,359	9,748	12,566	41,094	12,066	10,444	9,363	31,873
Scheduled Principal Payments	9,892	2,444	3,143	3,344	2,632	11,563	3,810	3,334	2,846	9,990
Fixed Charges	48,070	11,865	12,502	13,092	15,198	52,657	15,876	13,778	12,209	41,863
EBITDA	232,895	53,274	55,406	58,455	76,529	243,664	81,484	75,686	71,052	228,222
Fixed Charges Coverage Ratio (1)	4.84	4.49	4.43	4.46	5.04	4.63	5.13	5.49	5.82	5.45

Net Debt (Debt (1) minus Cash)	945,014	986,777	999,053	1,015,081	1,596,583	1,596,583	1,462,289	1,189,212	1,224,085	1,224,085
Annualized EBITDA (2)	236,754	213,096	221,624	233,820	306,116	306,116	325,936	302,744	284,208	284,208
Net Debt / Annualized EBITDA (2)	3.99	4.63	4.51	4.34	5.22	5.22	4.49	3.93	4.31	4.31

Cousins Properties Incorporated	32	Q3 2017 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2015	2016 1st	2016 2nd	2016 3rd	2016 4th	2016	2017 1st	2017 2nd	2017 3rd	2017 YTD

Dividend Information
Common Dividends (3)	69,196	16,918	16,810	16,821	23,577	74,126	25,161	25,212	25,201	75,574
FFO	192,749	43,457	43,288	46,439	27,444	160,628	67,037	66,360	62,334	195,731
FFO Payout Ratio	35.9%	38.9%	38.8%	36.2%	85.9%	46.1%	37.5%	38.0%	40.4%	38.6%

FFO	192,749	43,457	43,288	46,439	27,444	160,628	67,037	66,360	62,334	195,731
Straight Line Rental Revenue	(20,009)	(3,595)	(3,434)	(3,449)	(8,489)	(18,967)	(9,608)	(7,826)	(6,825)	(24,259)
Above and Below Market Rents	(7,981)	(1,834)	(1,854)	(1,907)	(1,502)	(7,097)	(1,602)	(1,929)	(1,852)	(5,383)
Amortization of Above and Below Market Debt	—	—	—	—	(2,999)	(2,999)	(3,190)	(646)	(51)	(3,887)
Lease Inducements	1,807	441	499	373	209	1,522	133	103	114	350
Ground Lease Straight Line Rent	88	(2)	(2)	(2)	110	104	110	110	110	330
Above and Below Market Rents Ground Rent	(55)	(14)	(14)	(14)	39	(3)	40	40	40	120
Acquisition and Merger Costs	299	19	2,424	1,940	26,488	30,871	1,930	246	(677)	1,499
(Gain) loss on Extinguishment of Debt	—	—	—	—	5,180	5,180	—	(1,829)	(429)	(2,258)
Impairment Loss	—	—	—	—	4,526	4,526	—	—	—	—
Second Generation CAPEX	(54,214)	(7,904)	(13,166)	(13,968)	(11,838)	(46,876)	(10,971)	(7,569)	(15,949)	(34,489)
Deferred Income - Tenant Improvements	(48)	(280)	(488)	(564)	(594)	(1,926)	(625)	(732)	(761)	(2,118)
FAD (1)	112,636	30,288	27,253	28,848	38,574	124,963	43,254	46,328	36,054	125,636
Common Dividends (3)	69,196	16,918	16,810	16,821	23,577	74,126	25,161	25,212	25,201	75,574
FAD Payout Ratio (1)	61.4%	55.9%	61.7%	58.3%	61.1%	59.3%	58.2%	54.4%	69.9%	60.2%

Operations Ratios
Total Undepreciated Assets (1)	3,445,175	3,447,533	3,532,023	3,691,129	4,865,785	4,865,785	4,981,946	4,805,772	4,950,702	4,950,702
General and Administrative Expenses	16,918	8,242	4,691	4,368	8,290	25,591	6,182	8,618	7,193	21,993
Annualized General and Administrative Expenses (4) / Total Undepreciated Assets	0.49%	0.96%	0.53%	0.47%	0.68%	0.53%	0.50%	0.72%	0.58%	0.59%

2nd Generation TI & Leasing Costs & Building CAPEX
Second Generation Leasing Related Costs	46,821	4,867	10,356	7,992	10,021	33,236	10,710	7,258	15,480	33,448
Second Generation Building Improvements	7,393	3,037	2,810	5,976	1,817	13,640	261	311	469	1,041
	54,214	7,904	13,166	13,968	11,838	46,876	10,971	7,569	15,949	34,489

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts in the categories indicated is meaningful to investors and analysts.

(2) Annualized equals quarter amount annualized.
(3) The fourth quarter 2016 dividend was declared and paid a quarter in arrears. The first and second quarter 2017 dividends were paid a quarter in arrears.
(4) Quarter amount represents quarter annualized; year-to-date represents year-to-date actual annualized.

Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties Incorporated	33	Q3 2017 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income Available to Common Stockholders	$12,067	$11,657	$184,907	$42,218
Depreciation and amortization of real estate assets:
Consolidated properties	47,161	16,293	151,169	48,763
Discontinued properties	—	15,221	—	46,389
Share of unconsolidated joint ventures	2,862	3,268	10,535	9,758
Partners' share of real estate depreciation	(4)	—	(4)	—
(Gain) loss on sale of depreciated properties:
Consolidated properties	36	—	(119,713)	(13,944)
Share of unconsolidated joint ventures	—	—	(34,332)	—
Non-controlling interest related to unit holders	212	—	3,169	—
Funds From Operations	$62,334	$46,439	$195,731	$133,184
Per Common Share — Diluted:
Net Income Available Available to Common Shareholders	$0.03	$0.06	$0.45	$0.20
Funds from Operations	$0.15	$0.22	$0.46	$0.63
Weighted Average Shares — Diluted	427,300	210,326	421,954	210,528

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

Cousins Properties Incorporated	34	Q3 2017 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	Three Months Ended		Nine Months Ended
Cousins Net Operating Income (in thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Net income	$12,285	$11,657	$188,088	$42,218
Net operating income from unconsolidated joint ventures	6,934	6,760	23,719	20,359
Net operating income from discontinued operations	—	26,408	—	76,852
Fee income	(2,597)	(1,945)	(6,387)	(5,968)
Other income	(993)	(153)	(9,593)	(570)
Reimbursed expenses	895	795	2,667	2,463
General and administrative expenses	7,193	4,368	21,993	17,301
Interest expense	7,587	5,754	25,851	16,562
Depreciation and amortization	47,622	16,622	152,546	49,804
Acquisition and transaction costs	(677)	1,446	1,499	3,889
Other expenses	423	173	1,063	681
(Gain) loss on extinguishment of debt	(429)	—	(2,258)	—
Income from unconsolidated joint ventures	(2,461)	(1,527)	(43,362)	(5,144)
(Gain) loss on sale of investment properties	33	—	(119,729)	(13,944)
Income from discontinued operations	—	(8,737)	—	(24,361)
Net Operating Income	$75,815	$61,621	$236,097	$180,142

Straight line rent	6,825	3,449	24,259	10,479
Non-cash income	2,496	2,097	7,148	5,613
Non-cash expense	(149)	16	(448)	46
Cash Basis Net Operating Income	$66,643	$56,059	$205,138	$164,004

Net Operating Income
Same Property	$22,205	$21,910	$67,469	$64,414
Non-Same Property	53,610	39,711	168,628	115,728
	$75,815	$61,621	$236,097	$180,142

Cash Basis Net Operating Income
Same Property	$20,685	$20,277	$61,967	$58,639
Non-Same Property	45,958	35,782	143,171	105,365
	$66,643	$56,059	$205,138	$164,004

Cousins Properties Incorporated	35	Q3 2017 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	Three Months Ended				Nine Months Ended
Legacy Parkway Properties Net Operating Income (in thousands)	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016

Net Operating Income	$46,105	(1)	$66,886	(2)	$137,663	(1)	$198,556	(2)
Straight line rent	(4,266)		(8,482)		(16,669)		(26,302)
Non-cash income	(1,292)		(1,087)		(3,726)		(4,370)
Non-cash expense	163		169		489		507
Other Adjustment	—		(78)		—		(611)
Cash Basis Net Operating Income	$40,710		$57,408		$117,757		$167,780

Cash Basis Net Operating Income
Same Property	$39,293		$37,093		114,569		104,504
Non-Same Property	1,417		20,315		3,188		63,276
	$40,710		$57,408		$117,757		$167,780

(1) Represents Net Operating Income of the legacy Parkway Properties now included in the Company's Net Operating Income.
(2) Represents Net Operating Income of Parkway Properties included in or derived from the Company's filing on Form 8-K dated January 4, 2017. A reconciliation of net income to Net Operating Income is as follows:

			Three Months Ended September 30, 2016				Nine Months Ended September 30, 2016
Net income			$25,266				$88,735
Management company income			(1,240)				(3,936)
Management company expense			1,116				2,979
Depreciation and amortization			37,363				117,934
General and administrative			17,890				37,153
Interest and other income			(191)				(626)
Equity in earnings of unconsolidated joint ventures			(255)				(774)
Net gains on sale of real estate			(46,085)				(109,068)
Interest expense			16,013				48,725
Income tax expense			398				1,285
Other			16,611				16,149
Net Operating Income			$66,886				$198,556

Cousins Properties Incorporated	36	Q3 2017 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.
“2nd Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings as well as building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards. In addition, the Company excludes leasing costs and building improvements associated with properties identified as under redevelopment or repositioning.
“Cash Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDA” represents FFO plus consolidated and Company share of unconsolidated interest expense, non-real estate depreciation and amortization, income taxes, impairment losses, predevelopment charges, loss on debt extinguishment, gain on sale of third party business, participation interest income, acquisition and merger costs, and preferred stock dividends and original issuance costs. Management believes that EBITDA provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of straight-line rent and above and below market lease amortization less 2nd Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“FAD Before Certain Charges” represents FAD before preferred share issuance costs write off, non-depreciable impairment losses, predevelopment and other charges, loss on debt extinguishment, acquisition and merger costs, interest income and separation charges. Management believes that FAD Before Certain Charges provides analysts and investors with appropriate information related to the Company's core operations and for comparability of the results of its operations and dividend policy with other real estate companies.
“Funds From Operations Available to Common Stockholders” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the National Association of Real Estate Investment

Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“FFO Before Certain Charges” represents FFO before preferred share issuance costs write off, non-depreciable impairment losses, predevelopment and other charges, loss on debt extinguishment, acquisition and merger costs, gain on sale of third party business, participation interest income and separation charges. Management believes that FFO Before Certain Charges provides analysts and investors with appropriate information related to the Company's core operations and for comparability of the results of its operations with other real estate companies.
“Net Operating Income” is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Same-Property Net Operating Income or Cash Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

Cousins Properties Incorporated	37	Q3 2017 Supplemental Information